Exhibit 99.1

POZEN Reports Second Quarter 2004 Results; POZEN Reports Profitability for the First Time in Company History

    CHAPEL HILL, N.C.--(BUSINESS WIRE)--July 29, 2004--POZEN Inc.
(NASDAQ: POZN), today announced results for the second quarter and six months ended June 30, 2004.

    Second-Quarter Results

    POZEN reported a net income of $11.3 million, or $0.38 per share on a fully diluted basis, for the second quarter of 2004 compared with a net loss of $4.7 million, or $0.17 per share on a fully diluted basis, for the second quarter of 2003.
    For the second quarter of 2004, POZEN reported revenue of $16.9 million. POZEN did not report any revenue for the second quarter of 2003. Revenue for the quarter ended June 30, 2004 resulted from the amortization of payments received under collaboration agreements for
    MT 100(TM), MT 300(TM), and Trexima(TM) and the receipt of a $15.0 million milestone payment from GlaxoSmithKline ("GSK") for commencement of Phase III clinical trial activities for Trexima.
    Total operating expenses for the quarter ended June 30, 2004 were $5.7 million as compared to $4.8 million for the same period in 2003. The increase in operating expenses was due primarily to commencement of Trexima Phase III clinical trial activities and product costs incurred in connection with current exploratory programs, including lornoxicam, offset by a reduction in MT 100 and general and administrative costs.
    At June 30, 2004, cash and cash equivalents totaled $67.5 million compared to $60.5 million at December 31, 2003.

    Six-Month Results

    POZEN reported a net income of $9.0 million, or $0.30 per share on a fully diluted basis, for the six-month period ended June 30, 2004, compared with a net loss of $9.5 million, or $0.34 per share on a fully diluted basis, for the same period of 2003.
    For the six months ended June 30, 2004 POZEN reported revenue of $18.8 million. POZEN did not report any revenue for the same period of 2003. Revenue for the period ended June 30, 2004 resulted from the amortization of payments received under collaboration agreements for MT 100, MT 300, and Trexima and the receipt of a $15.0 million milestone payment from GSK for commencement of Phase III clinical trial activities for Trexima.
    Total operating expenses for the six months ended June 30, 2004, were $10.0 million as compared to $9.8 million for the same period in 2003. The increase in operating expenses was due primarily to commencement of Trexima Phase III clinical trial activities and product costs associated with current exploratory programs, including lornoxicam, offset by a reduction in MT 100 and general and administrative costs.

    Corporate Highlights

    POZEN achieved profitability for the first time in the second quarter of 2004 due to the recognition of a licensing milestone payment.
    On May 18, 2004, POZEN announced the initiation of a Phase III program for Trexima, which is being developed for the acute treatment of migraine. Pozen will conduct two Phase III pivotal trials, designed to determine the efficacy of Trexima, in addition to a long-term, open-label safety study.
    On May 20, 2004, Arthur S. Kirsch was appointed to POZEN's board of directors and audit committee. Mr. Kirsch is a founding member and managing director of Vector Securities LLC, an investment and merchant-banking firm.
    On May 28, 2004, POZEN received a not-approvable letter from the FDA for MT 100, POZEN's product candidate for the acute treatment of migraine. POZEN subsequently has had communications with the FDA relating to issues raised in the not-approvable letter. POZEN expects to have further communications with the FDA regarding the MT 100 submission.

    Financial Guidance

    For the third quarter of 2004, POZEN expects total revenues to be approximately $1.9 million. POZEN expects total operating expenses for the third quarter of 2004 to be in the range of $8.5 million to $10.5 million.
    For the 2004 year, POZEN expects total revenue to be approximately $23 million. POZEN expects total operating expenses for the 2004 year to be in the range of $24 million to $28 million. These estimates of revenue and expenses reflect the commencement of Phase III clinical trials for Trexima in 2004. The estimate of 2004 operating expenses is lower than our earlier guidance and reflects a decrease in discretionary costs in light of the regulatory status of MT 100 and MT 300.

    Second-Quarter Results Webcast

    POZEN will hold a webcast to present second-quarter results and management's outlook on Thursday, July 29, 2004 at 11:00 a.m. Eastern time. The webcast can be accessed live and will be available for replay at www.pozen.com.

    About POZEN

    POZEN is a pharmaceutical company committed to developing therapeutic advancements for diseases with unmet medical needs where it can improve efficacy, safety, and/or patient convenience. Since its inception, POZEN has focused its efforts primarily on the development of pharmaceutical products for the treatment of migraine. POZEN has development and commercial alliances with GlaxoSmithKline, Xcel Pharmaceuticals, and Nycomed. The company's common stock is traded on The Nasdaq Stock Market under the symbol "POZN". For detailed company information, including copies of this and other press releases, see POZEN's website: www.pozen.com.

    Statements included in this press release that are not historical in nature are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management's current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval of our product candidates, including as a result of the need to conduct additional studies, or the failure to obtain such approval of our product candidates; uncertainties in clinical trial results or the timing of such trials, resulting in, among other things, an extension in the period over which we recognize deferred revenue or our failure to achieve milestones that would have provided us with revenue; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events, including those discussed herein and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004 under "Management's Discussion and Analysis of Financial Condition and Results of Operations." We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.
    Financial Tables to Follow...


                              POZEN Inc.
                        Statement of Operations
                              (Unaudited)

                         Three Months Ended       Six Months Ended
                              June 30,                June 30,
                       ----------------------- -----------------------
                          2004        2003        2004        2003
                       ----------------------- -----------------------
Revenue:
   Licensing revenue  $16,889,500 $        -- $18,779,000 $        --
Operating expenses:
   General and
    administrative      2,007,557   2,921,052   4,005,606   4,784,203
   Research and
    development         3,671,996   1,882,944   6,043,964   4,995,808
                       ----------- ----------- ----------- -----------
Total operating
 expenses               5,679,553   4,803,996  10,049,570   9,780,011
Interest income, net      134,823     123,292     260,973     266,561
                       ----------- ----------- ----------- -----------
Net loss attributable
 to common
  stockholders        $11,344,770 $(4,680,704)$ 8,990,403 $(9,513,450)
                       =========== =========== =========== ===========
Basic net income
 (loss) per common
  share               $      0.39 $     (0.17)$      0.31 $     (0.34)
                       =========== =========== =========== ===========
Shares used in
 computing basic net
  income (loss) per
   common share        28,786,486  28,270,902  28,671,070  28,210,610
                       =========== =========== =========== ===========
Diluted net income
 (loss) per common
  share               $      0.38          -- $      0.30          --
                       =========== =========== =========== ===========
Shares used in
 computing diluted net
  income (loss) per
   common share        29,704,675          --  29,776,949          --
                       =========== =========== =========== ===========

                              POZEN Inc.
                             Balance Sheet
                              (Unaudited)

                                                 June 30,   Dec. 31,
                                                  2004        2003
                                               ----------- -----------
                    ASSETS
Current assets:
 Cash and cash equivalents                    $67,510,179 $60,480,690
 Prepaid expenses and other current assets        414,108     698,209
                                               ----------- -----------
   Total current assets                        67,924,287  61,178,899
Equipment, net of accumulated depreciation        288,891     334,096
                                               ----------- -----------
   Total assets                               $68,213,178 $61,512,995
                                               =========== ===========
     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                             $   253,077 $   579,903
 Accrued compensation                             503,115     416,053
 Accrued expenses                               1,658,819   1,103,622
                                               ----------- -----------
   Total current liabilities                    2,415,011   2,099,578

Long-term liabilities:
  Deferred revenue                             20,003,978  23,782,978
                                               ----------- -----------
Total liabilities                              22,418,989  25,882,556

Total stockholders' equity                     45,794,189  35,630,439
                                               ----------- -----------
  Total liabilities and stockholders' equity  $68,213,178 $61,512,995
                                               =========== ===========

    CONTACT: POZEN Inc., Chapel Hill
             John Barnhardt, 919-913-1030
             Vice President, Finance and Administration or
             Burns McClellan, Inc.
             Jonathan M. Nugent or Kathy L. Jones, Ph.D., 212-213-0006